SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to §240.14a-12

SPINDLE, INC.

(Exact name of registrant as specified in its charter)

______________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.  Title of each class of securities to which transaction applies:

2.  Aggregate number of securities to which transaction applies:

3.  Per unit price or other underlying value of transaction computed pursuant to Exchange Act

Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.  Proposed maximum aggregate value of transaction:

5.  Total fee paid:

[   ]  Fee paid previously with preliminary materials:

[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.  Amount previously paid:

2.  Form, Schedule or Registration Statement No.:

3.  Filing Party:

4.  Date Filed:

Spindle, Inc. Announces Adjournment of Annual Meeting

On May 14, 2015, Spindle, Inc. (the “Company”) announced that its annual meeting of stockholders scheduled for, and convened on May 12, 2015, was adjourned due to the lack of requisite quorum. Only stockholders of record on the record date, April 7, 2015, are entitled to and are being requested to vote.

The annual meeting has been adjourned to May 21, 2015 to allow additional time for the stockholders to vote on the proposals set forth in the Company’s proxy statement filed with the SEC, which is available at http://www.sec.gov/Archives/edgar/data/1403802/000139390515000221/0001393905-15-000221-index.htm or on the Company’s website at http://spindle.com/corporate-filings.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the proposals set forth in the Company’s proxy statement.  Proxies previously submitted in respect of the meeting will be voted at the adjourned meeting unless properly revoked.

The Company encourages all stockholders who have not yet voted to do so before May 20, 2015 at 11.59 p.m. (Eastern Daylight Time). In any event, if you did not receive an individual copy of this Proxy Statement, we will send a copy to you if you address your written request to, or call, Lynn Kitzmann, Chief Financial Officer and Corporate Secretary of Spindle, Inc., 8700 E. Vista Bonita Drive, Ste. 260, Scottsdale, AZ 85255, telephone number (800) 560-9198.

Vote by Internet.    You can vote via the Internet at www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Vote by Telephone.    You can vote by telephone by calling the toll-free telephone number 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date. Have your proxy card in hand when you call and then follow the instructions.

Vote by Mail.    If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Except as previously disclosed, no changes have been made in the proposals to be voted on by stockholders at the annual meeting.  The Company’s proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC’s website at www.sec.gov.

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